Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 2017 Inducement Equity Incentive Plan of Albireo Pharma, Inc. of our report dated March 27, 2017, with respect to the consolidated financial statements of Albireo Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 14, 2017